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                                  EXHIBIT 23.2





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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Lark Sequencing Technologies, Inc. 1990 Stock Option Plan and to the incorporation by reference therein of our report dated March 5, 1996 (except for Note 7 as to which the date is April 13, 1996), with respect to the financial statements of Lark Technologies, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                            ERNST & YOUNG LLP

Houston, Texas
July 25, 1996





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